Exhibit 10.8

WHEN RECORDED

PLEASE RETURN TO:

SandRidge Energy, Inc.

Attn: Phillip T. Warman

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102-6406

Space above for County Recorder’s Use

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO A COURT IN A FORECLOSURE ACTION UPON DEFAULT BY MORTGAGOR UNDER THIS MORTGAGE.

MORTGAGE

FROM

SANDRIDGE EXPLORATION AND PRODUCTION, LLC,

as MORTGAGOR

TO

SANDRIDGE MISSISSIPPIAN TRUST I,

as MORTGAGEE

Dated as of April 12, 2011

THIS INSTRUMENT IS TO BE FILED AND RECORDED AS A MORTGAGE IN THE REAL ESTATE RECORDS OF EACH COUNTY IN WHICH THE LANDS DESCRIBED IN EXHIBIT A, OR ANY PORTION THEREOF, ARE LOCATED.

THIS MORTGAGE IS A MORTGAGE ON OIL AND GAS LEASES AND LEASEHOLD ESTATES, AS SUCH, NO REAL ESTATE MORTGAGE TAX IS DUE.

MORTGAGE

THIS MORTGAGE (this “Mortgage”) is entered into as of April 12, 2011, by SandRidge Exploration and Production, LLC, a Delaware limited liability company, as mortgagor (“Mortgagor”), whose address for notice is 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102-6406, and SandRidge Mississippian Trust I, a statutory trust formed under the laws of the State of Delaware, as mortgagee (“Mortgagee”), whose address for notice is c/o The Bank of New York Mellon Trust Company, N.A., 919 Congress Avenue, Suite 500, Austin Texas 78701.

R E C I T A L S:

A. By means of (1) a Term Overriding Royalty Interest Conveyance (PUD), effective as of January 1, 2011, from Mortgagor to Mistmada Oil Company, Inc., an Oklahoma corporation (“SandRidge Sub”), a true and correct copy of which is annexed hereto as Annex A-1 and made a part hereof (the “Term Conveyance (PUD)”), (2) an Assignment of Overriding Royalty Interest, effective as of January 1, 2011, from SandRidge Sub to Mortgagee, a true and correct copy of which is annexed hereto as Annex A-2 and made a part hereof (the “Assignment”), and (3) a Perpetual Overriding Royalty Interest Conveyance (PUD), effective as of January 1, 2011, from Mortgagor to Mortgagee, a true and correct copy of which is annexed hereto as Annex A-3 and made a part hereof (the “Perpetual Conveyance (PUD)” and, together with the Term Conveyance (PUD), collectively the “Conveyances”), the “Royalty Interest” (as defined in the Conveyances) has been conveyed and assigned to Mortgagee, as applicable, from Mortgagor and SandRidge Sub. Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Conveyances.

B. SandRidge Energy, Inc. (“SandRidge Parent”), the sole member of Mortgagor, has undertaken certain obligations with respect to the properties described in the Conveyances under that certain Development Agreement, dated as of April 12, 2011, between SandRidge Parent, Mortgagor and Mortgagee (the “Development Agreement”), and Mortgagor is executing this Mortgage to secure the obligations of Mortgagor and SandRidge Parent under the Development Agreement.

C. Mortgagee has conditioned its execution and delivery of the Perpetual Conveyance (PUD), the Assignment and the Development Agreement upon the execution and delivery by Mortgagor of this Mortgage, and Mortgagor has agreed to enter into this Mortgage.

NOW, THEREFORE, in order to comply with the terms and conditions of the Development Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby agrees with Mortgagee as follows:

ARTICLE I.

Granting Clauses; Secured Obligations

Section 1.1 Grant and Mortgage. Mortgagor, in order to secure the payment and performance of the secured obligations hereinafter referred to and the performance of the obligations, covenants, agreements, warranties and undertakings of Mortgagor hereinafter described, does hereby GRANT, BARGAIN, SELL, ALIEN, CONVEY, TRANSFER, MORTGAGE, ASSIGN, WARRANT, PLEDGE, HYPOTHECATE and CONFIRM to Mortgagee, its successors and assigns, the following described rights, titles, interests, properties and estates of Mortgagor (sometimes hereinafter collectively referred to as the “Mortgaged Properties”): all of Mortgagor’s right, title, interest and estate in, to and under the oil, gas or other mineral leases described in Exhibit A attached hereto and made a part hereof (the “Leases”); insofar as and only insofar as such Leases cover and pertain to the Target Formation, including to such rights in and under the Leases as may be necessary to drill to, complete in and produce and market crude oil, natural gas and natural gas liquids (collectively, “Hydrocarbons”) from the Target Formation; but specifically excluding, however, all of Mortgagor’s rights, title, and interests in and to (i) any oil, gas, water supply, saltwater disposal or other well of any nature whatsoever now or hereafter located on the Subject Lands at the time of or prior to a foreclosure sale of the Mortgaged Properties, including, without limitation any Development Wells (each a “Well” and collectively, the “Wells”); and (ii) all personal property, fixtures and equipment in or on or acquired or used in connection with the ownership or operation of the Wells or the production, storage, treating, conditioning, processing, compressing, dehydrating, gathering, transporting or marketing of Hydrocarbons produced from the Wells, or the disposal of saltwater or other substances, produced therefrom.

TO HAVE AND TO HOLD the Mortgaged Properties unto Mortgagee, and Mortgagee’s successor and assigns, upon the terms, provisions and conditions herein set forth.

Section 1.2 Assignment of the Mortgaged Properties.

(a) This Mortgage is also an absolute and unconditional assignment to Mortgagee of the Mortgaged Properties, whether now in existence or hereafter arising, for the purpose of vesting in Mortgagee, subject to the Permitted Encumbrances (as defined in the Conveyances attached hereto as Annex A-1 and Annex A-3), a perfected mortgage lien in the Mortgaged Properties. Mortgagor hereby assigns, transfers and sets over to Mortgagee all of the Mortgaged Properties.

(b) So long as no default (as hereinafter defined) has occurred and is then continuing, Mortgagor shall have a license, revocable at the will of Mortgagee following the occurrence and continuation of a default, to enforce the terms of the Leases and exercise Mortgagor’s rights thereunder.

(c) Notwithstanding any legal presumption to the contrary, Mortgagee shall not be obligated by reason of its acceptance of this assignment to perform any obligation of Mortgagor as lessee under any of the Leases. The acceptance of this assignment shall not constitute a waiver of any rights of Mortgagee under the Development Agreement or the Conveyances or constitute a cure of any default by Mortgagor or SandRidge Parent thereunder.

Section 1.3 Development Agreement and Other Obligations. This Mortgage is made to secure and enforce the payment and performance of the following, obligations, indebtedness and liabilities:

(a) The full performance of all obligations, covenants, agreements and undertakings of and by SandRidge Parent and Mortgagor from time to time owing to Mortgagee under Article II of the Development Agreement;

(b) Any sums advanced or expenses or costs incurred by the Mortgagee (or any receiver appointed hereunder) which are made or incurred pursuant to, or permitted by, the terms hereof, plus interest thereon at a rate of interest equal to the lesser of (i) five percent (5%) per annum or (ii) the maximum rate permitted under applicable law (the “Applicable Rate”) or otherwise agreed upon, from the date of the advances or the incurring of such expenses or costs until reimbursed; and

(c) Without limiting the generality of the foregoing, all post-petition interest, expenses, and other duties, damages and liabilities with respect to indebtedness or other obligations described above in this Section 1.3, which would be owed but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding.

Section 1.4 Secured Obligations. The obligations referred to in Section 1.3, and all renewals, extensions and modifications thereof, and all substitutions therefor, in whole or in part, are herein sometimes referred to as the “secured obligations” or the “obligations secured hereby”. It is contemplated and acknowledged that the secured obligations may include obligations hereafter arising and that this Mortgage shall have effect, as of the date hereof, to secure all secured obligations, regardless of whether any amounts exist on the date hereof or arise on a later date or, whether having arisen or been advanced, are later repaid in part or in whole and further obligations arise or advances are made at a later date.

Section 1.5 Limitation on Obligations. The Mortgagor and Mortgagee hereby agree and acknowledge that, as of the date hereof, the maximum amount recoverable under this Mortgage for any failure by SandRidge Parent or Mortgagor to perform the obligations described in Section 1.3(a) above is $166,050,000; provided, that such amount will be adjusted downward, from time to time, pursuant to Section 2.05(d) of the Development Agreement. Mortgagor and Mortgagee further agree and acknowledge that pursuant to Section 1.1 above, the mortgage lien created by this Mortgage does not cover or extend to any Wells. Accordingly, the mortgage lien created by this Mortgage shall automatically terminate on a wellbore only basis (as that term is commonly understood in the Oklahoma oil and gas industry) as to each Development Well drilled after the date hereof as the same is completed. Upon Mortgagor’s request and at Mortgagor’s expense, Mortgagee shall promptly execute and deliver a partial release, which will evidence the release in full of the mortgage lien created by this Mortgage with respect to any Development Well.

Section 1.6 Maturity Date. The obligations, covenants, agreements and undertakings described in Section 1.3(a) of this Mortgage are due to be performed on and before December 31, 2014, unless extended pursuant to the terms of the Development Agreement to December 31, 2015 (the “Maturity Date”).

ARTICLE II.

Covenants

Section 2.1 Mortgagor warrants, represents, covenants and agrees that the Mortgaged Properties are free and clear of all liens, security interests and other Encumbrances, subject only to the Permitted Encumbrances and that, to Mortgagor’s knowledge, Mortgagor is lawfully seized of the estates and interests granted to Mortgagor under the Leases. This Mortgage is subject to (but in no event shall this Mortgage be an assumption of) the Permitted Encumbrances, in each case to the extent and only for so long as the same are valid and subsisting and affect title to the Mortgaged Properties; provided, that the foregoing is not intended to, and shall not, subordinate the lien created hereby.

Section 2.2 Mortgagor hereby covenants with the Mortgagee as follows:

(a) Further Assurance. Mortgagor will, on request of Mortgagee, (i) promptly correct any defect, error or omission which may be discovered in the contents of this Mortgage, or in the execution or acknowledgment of this Mortgage; (ii) execute, acknowledge, deliver and record or file such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Mortgage; and (iii) execute, acknowledge, deliver, and file or record any document or instrument reasonably requested by Mortgagee to protect the mortgage lien hereunder against the rights or interests of third persons. Mortgagor shall pay all reasonable costs connected with any of the foregoing.

(b) Name and Place of Business. Mortgagor will not cause or permit any change to be made in its name, identity, limited liability company structure, federal employer identification number or state of organization (whether by merger or otherwise) unless Mortgagor shall have notified Mortgagee of such change at least ten (10) days prior to the effective date of such change, and shall have first taken all action required by Mortgagee for the purpose of further perfecting or protecting the mortgage lien in the Mortgaged Properties created hereby. Mortgagor’s exact name is the name set forth in this Mortgage. Mortgagor is a limited liability company organized under the laws of the State of Delaware.

Section 2.3 Except as permitted in Section 11.02 of the applicable Conveyance, Mortgagor will not Transfer any of the Mortgaged Properties without the prior written consent of the Mortgagee. If any Mortgaged Property is permitted to be Transferred pursuant to Section 11.02 of the applicable Conveyance, the Mortgagee will promptly execute, acknowledge and deliver a release of this Mortgage to the extent applicable to such Mortgaged Properties proposed to be Transferred pursuant to Section 11.02 of the applicable Conveyance.

ARTICLE III.

Remedies Upon Default

Section 3.1 Default. The term “default” as used in this Mortgage means:

(a) the failure by SandRidge Parent to perform any obligation required to be performed by it under Section 2.01 of the Development Agreement on or before the Maturity Date;

(b) failure by SandRidge Parent, within thirty (30) days after notice thereof from the Mortgagee, to cure a breach in the due performance or observance of any other covenant or agreement contained in Article II of the Development Agreement;

(c) failure by the Mortgagor, within thirty (30) days after notice thereof from the Mortgagee, to cure a breach in the due performance or observance of any covenant or agreement contained in this Mortgage; or

(d) this Mortgage shall fail to constitute a mortgage lien on any part of the Mortgaged Properties (subject only to Permitted Encumbrances), and such failure is not cured within thirty (30) days after written notice to Mortgagor or Mortgagor otherwise obtains knowledge thereof.

Section 3.2 Remedies.

(a) After the occurrence of a default under Section 3.1(a) of this Mortgage, the lien evidenced hereby shall be subject to foreclosure, as Mortgagee may elect, in any manner provided for herein or provided for or required by law. The existence of any default under Section 3.1(a) can be determined only at the Maturity Date. Accordingly, notwithstanding any provision hereof or of law to the contrary, the secured obligations set forth in Section 2.01 of the Development Agreement are not subject to accelleration.

(b) After the occurrence of a default, Mortgagee is authorized prior or subsequent to the institution of any foreclosure proceedings to enter upon and to cause its agents to enter upon, the Mortgaged Properties, or any part thereof, and to exercise without interference from Mortgagor any and all rights which Mortgagor has with respect to the management, possession and operation of the Mortgaged Properties. All costs, expenses and liabilities of every character incurred by Mortgagee in managing such properties shall constitute demand obligations owing by Mortgagor and constitute a portion of the secured obligations.

(c) After the occurrence of a default, and if such event shall be continuing, Mortgagee shall have the right and power to sell, to the extent permitted by law, at one or more sales, as an entirety or in parcels, as Mortgagee may elect, the Mortgaged Properties, at such place or places and otherwise in such manner and upon such notice as may be required by law, or, in the absence of any such requirement, as Mortgagee may deem appropriate, and to make conveyance to the purchaser or purchasers. Mortgagee may postpone the sale of all or any portion of the Mortgaged Properties by public announcement at the time and place of such sale and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement. The right of sale hereunder shall not be exhausted by one or any sale, and Mortgagee may make other and successive sales until all of the Mortgaged Properties be legally sold.

(d) After occurrence of a default, Mortgagee, in lieu of or in addition to exercising the power of sale hereinabove and hereafter given, may proceed by a suit or suits in equity or at law, for a foreclosure hereunder or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Mortgaged Properties, or for the enforcement of any other appropriate legal or equitable remedy. In addition to all other remedies herein provided for, Mortgagor agrees that after a default has occurred,

Mortgagee shall, as a matter of right, be entitled to the appointment of a receiver or receivers to be designated by Mortgagee for all or any part of the Mortgaged Properties whether such receivership be incident to a proposed sale of such properties (or any of them) or otherwise, and Mortgagor does hereby consent to the appointment of such receiver or receivers, and to the maximum extent permitted by law, waive any and all rights to notice and hearing regarding such appointment or appointments.

(e) Mortgagee shall have the right to become the purchaser at any sale held by Mortgagee or by any court, receiver or public officer, and shall have the right to credit upon the amount of the bid made therefor the amount payable out of the net proceeds of such sale to it.

(f) Any sale or sales of the Mortgaged Properties, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever either at law or in equity, of Mortgagor of, in and to the premises and the property sold, and shall be a perpetual bar, both at law and in equity, against Mortgagor, Mortgagor’s successors or assigns, and against any and all Persons claiming or who shall thereafter claim all or any of the property sold from, through or under Mortgagor, or Mortgagor’s successors or assigns.

(g) All costs and expenses (including attorneys’ fees) incurred by Mortgagee in protecting and enforcing the rights of Mortgagee hereunder, shall constitute a demand obligation owing by Mortgagor to Mortgagee, all of which shall constitute a portion of the secured obligations.

(h) Any sale by Mortgagee of the Mortgaged Properties may be made in any county in which any part of the Mortgaged Properties to be sold at such sale may be situated. Mortgagee may, from time to time, postpone the sale by public announcement thereof at the time and place noticed therefor. If the Mortgaged Properties consists of several parcels or interests, Mortgagee may designate the order in which the same shall be offered for sale or sold. Mortgagor waives all rights to direct the order in which any of the Mortgaged Properties will be sold in the event of any sale under this Mortgage, and also any right to have any of the Mortgaged Properties marshaled upon any sale.

(i) Notwithstanding any other provisions of this Mortgage, any lease of Minerals covered by this Mortgage which are subject to the Mineral Leasing Act of 1920 as amended, and the regulations promulgated thereunder, shall not be sold or otherwise disposed of to any party other than the citizens of the United States, or to associations of such citizens or to any corporation organized under the laws of the United States, or any state or territory thereof that are qualified to own or control interests in such leases under the provisions of such Act and regulations, or to Persons who may acquire ownership or interest in such leases under the provisions of 30 U.S.C. §184(g) if applicable, as such Act or regulations are now or may be from time to time in effect.

(j) Without limitation of any of the foregoing remedies, Mortgagor hereby grants to and confers on Mortgagee the power to sell all or any portion of the Mortgaged Properties in the manner and pursuant to the procedures set forth in the “Oklahoma Power of Sale Mortgage Foreclosure Act,” 46 O.S. Supp. §§ 40-49, as the same may be hereafter amended and in effect from time to time (the “Oklahoma POS Act”) or pursuant to other applicable statutory or judicial authority. If no cure is effected within the time limits set forth in the Oklahoma POS Act, Mortgagee may then proceed in the manner and subject to the conditions of the Oklahoma POS Act to send to Mortgagor and other necessary parties a notice of sale and may sell and convey the Mortgaged Properties in accordance with the Oklahoma POS Act. Mortgagee may foreclose this Mortgage by exercising said power of sale or, at Mortgagee’s sole option, by judicial foreclosure proceedings as provided by law. No action of Mortgagee based upon the provisions contained herein or in the Oklahoma POS Act, including, without limitation, the giving of the notice of intent to foreclose by power of sale or the notice of sale, shall constitute an election of remedies which would preclude Mortgagee from accelerating the secured obligations and pursuing judicial foreclosure before or at any time after commencement of the power of sale foreclosure procedure. Notwithstanding anything contained in this Mortgage to the contrary, any notices of sale given in accordance with the requirements of the Oklahoma POS Act shall constitute sufficient notice of sale. The conduct of a sale pursuant to a power of sale shall be sufficient hereunder if conducted in accordance with the requirements of the Oklahoma POS Act and other governmental requirements of the State of Oklahoma in effect at the time of such sale, notwithstanding any other provision contained in this Mortgage to the contrary. In the event of conflict between the provisions hereof and the Oklahoma POS Act, the Oklahoma POS Act shall control.

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO A COURT IN A FORECLOSURE ACTION UPON DEFAULT BY MORTGAGOR UNDER THIS MORTGAGE.

Section 3.3 Proceeds of Foreclosure. The proceeds of any sale held in foreclosure of the mortgage lien evidenced hereby shall be applied as follows, except as otherwise required by applicable law:

FIRST, to the payment of all necessary costs and expenses incident to such foreclosure sale, including but not limited to reasonable attorney’s fees, all court costs and charges of every character in the event foreclosed by suit or any judicial proceeding, if any;

SECOND, to be applied to the payment of the secured obligations; and

THIRD, the remainder, if any there shall be, shall be paid to Mortgagor, or to Mortgagor’s successors or assigns, or such other Persons as may be entitled thereto by law.

Section 3.4 Remedies Cumulative. All remedies herein provided for are cumulative of each other and of all other remedies existing at law or in equity and are cumulative of any and all other remedies provided for in the Development Agreement, and, in addition to the remedies herein provided, there shall continue to be available all such other remedies as may now or hereafter exist at law or in equity for the collection of the secured obligations and the enforcement of the covenants herein and the foreclosure of the mortgage lien evidenced hereby, and the resort to any remedy provided for hereunder or under the Development Agreement or provided for by applicable law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

Section 3.5 Discretion as to Security. Mortgagee may resort to any security given by this Mortgage or to any guaranty of the obligations secured hereby, in whole or in part, and in such portions and in such order as may seem best to Mortgagee in its sole and uncontrolled discretion, and any such action shall not in any way be considered as a waiver of any of the rights, benefits, liens or security interests evidenced by this Mortgage.

Section 3.6 Mortgagor’s Waiver of Certain Rights. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any valuation, stay, extension or redemption, and Mortgagor, for Mortgagor, Mortgagor’s successors and assigns, and for any and all Persons ever claiming any interest in the Mortgaged Properties, to the extent permitted by applicable law, hereby waives and releases all rights of valuation, stay of execution, redemption, notice of intention to mature or declare due the whole of the secured obligations, notice of election to mature or declare due the whole of the secured obligations and all rights to a marshaling of assets of Mortgagor, including the Mortgaged Properties, or to a sale in inverse order of alienation in the event of foreclosure of the mortgage lien hereby created; provided, however, that in the event of any foreclosure of this Mortgage with respect to the Mortgaged Properties, or any part thereof, appraisement of the Mortgaged Properties is hereby waived or not waived, at the option of Mortgagee, such option to be exercised at the time of the entry of the foreclosure judgment or any time prior thereto. Mortgagor shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right under the terms of this Mortgage to a sale of the Mortgaged Properties for the collection of the secured obligations without any prior or different resort for collection, or the right under the terms of this Mortgage to the payment of the secured obligations out of the proceeds of sale of the Mortgaged Properties in preference to every other claimant whatever. If any law referred to in this section and now in force, of which Mortgagor or Mortgagor’s successors or assigns or any other Persons claiming any interest in the Mortgaged Properties might take advantage despite this section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this section.

Section 3.7 No Release of Obligations. Neither Mortgagor nor any other Person hereafter obligated for payment of all or any part of the secured obligations shall be relieved of such secured obligations by reason of (a) the failure of Mortgagee or any other Person so obligated to foreclose the lien of this Mortgage or to enforce any provision hereunder or under the Development Agreement; or (b) the release, regardless of consideration, of the Mortgaged Properties or any portion thereof or interest therein or the addition of any other property to the Mortgaged Properties. Mortgagee may release, regardless of consideration, any part of the Mortgaged Properties without, as to the remainder, in any way impairing, affecting, subordinating or releasing the mortgage lien created in or evidenced by this Mortgage or its stature as a first and prior lien and security interest in and to the Mortgaged Properties, and without in any way releasing or diminishing the liability of any Person liable for the repayment or performance of the secured obligations. For payment of the secured obligations, Mortgagee may resort to any other security therefor held by Mortgagee in such order and manner as Mortgagee may elect.

Section 3.8 Discontinuance of Proceedings. In case Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the Development Agreement and shall thereafter elect to discontinue or abandon same for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the secured obligations, this Mortgage, the Development Agreement, the Mortgaged Properties and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if same had never been invoked.

ARTICLE IV.

Miscellaneous

Section 4.1 Filing. This Mortgage is to be filed for record in the real property records (including the tract index) of each county where any part of the Mortgaged Properties is situated. The mailing address of Mortgagor is the address of Mortgagor set forth at the end of this Mortgage and the address of Mortgagee from which information concerning the mortgage lien hereunder may be obtained is the address of Mortgagee set forth at the end of this Mortgage. Nothing contained in this paragraph shall be construed to limit the scope of this Mortgage.

Section 4.2 Waivers. Mortgagee may at any time and from time to time in writing waive compliance by Mortgagor with any covenant herein made by Mortgagor to the extent and in the manner specified in such writing, or consent to Mortgagor’s doing any act which hereunder Mortgagor is prohibited from doing, or to Mortgagor’s failing to do any act which hereunder Mortgagor is required to do, to the extent and in the manner specified in such writing, or release any part of the Mortgaged Properties or any interest therein from the mortgage lien of this Mortgage. Any party liable, either directly or indirectly, for the secured obligations or for any covenant herein or in the Development Agreement may be released from all or any part of such obligations without impairing or releasing the liability of any other party. No such act shall in any way impair any rights or powers hereunder except to the extent specifically agreed to in such writing.

Section 4.3 No Impairment of Security. To the extent allowed by applicable law, the lien, privilege, security interest and other security rights hereunder shall not be impaired by any indulgence, moratorium or release which may be granted including, but not limited to, any renewal, extension or modification which may be granted with respect to any secured obligations, or any surrender, compromise, release, renewal, extension, exchange or substitution which may be granted in respect of the Mortgaged Properties, or any part thereof or any interest therein, or any release or indulgence granted to any endorser, guarantor or surety of any secured obligations.

Section 4.4 Acts Not Constituting Waiver. Any default may be waived without waiving any other prior or subsequent default. Any default may be remedied without waiving the default remedied. Neither failure to exercise, nor delay in exercising, any right, power or remedy upon any default shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be in writing and signed by Mortgagee and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice nor demand on Mortgagor in any case shall of itself entitle Mortgagor to any other or further notice or demand in similar or other circumstances. Acceptance of any payment in an amount less than the amount then due on any secured obligations shall be deemed an acceptance on account only and shall not in any way excuse the existence of a default hereunder.

Section 4.5 Forbearance or Extension. No forbearance and no extension of the time for the payment of the obligations secured hereby, shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of Mortgagor hereunder for the payment of the obligations or performance of the obligations secured hereby, or the liability of any other Person hereunder or for the payment of the obligations secured hereby.

Section 4.6 Place of Payment. All secured obligations which may be owing hereunder at any time by Mortgagor shall be payable at the place designated in the Development Agreement (or if no such designation is made, at the address of Mortgagee indicated at the end of this Mortgage), or at such other place as Mortgagee may designate in writing.

Section 4.7 Application of Payments to Certain Obligations. If any part of the secured obligations cannot be lawfully secured by this Mortgage or if any part of the Mortgaged Properties cannot be lawfully subject to the lien, privilege and security interest hereof to the full extent of such obligations, then all payments made shall be applied on said obligations first in discharge of that portion thereof which is not secured by this Mortgage.

Section 4.8 Compliance With Usury Laws. It is the intent of Mortgagor and Mortgagee to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof, it is stipulated and agreed that none of the terms and provisions contained herein, in the Development Agreement or in the Conveyances shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be collected, charged, taken, reserved or received by applicable law from time to time in effect.

Section 4.9 Release of Mortgage. In addition to the partial releases required pursuant to Section 1.5 hereof, if Mortgagor has satisfied its obligations under Article II of the Development Agreement, the mortgage lien created by this Mortgage shall automatically terminate and upon request by Mortgagor, Mortgagee shall promptly cause satisfaction, discharge and release of this Mortgage to be entered upon the record at the expense of Mortgagor and shall execute and deliver or cause to be executed and delivered such instruments of satisfaction, reassignment and/or release as may be appropriate.

Section 4.10 Notice. All notices, requests, consents, demands and other communications required or permitted hereunder or under the Development Agreement shall be in writing and, unless otherwise specifically provided in the Development Agreement, shall be deemed sufficiently given or furnished if delivered by personal delivery, by telefacsimile, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, at the addresses specified at the end of this Mortgage (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, (b) in the case of telefacsimile, upon receipt, and (c) in the case of registered or certified United States mail, three (3) days after deposit in the mail. Notwithstanding the foregoing, or anything else in the Development Agreement which may appear to the contrary, any notice given in connection with a foreclosure of the mortgage lien created hereunder, or otherwise in connection with the exercise by Mortgagee of its rights hereunder or under the Development Agreement, which is given in a manner permitted by applicable law shall constitute proper notice; without limitation of the foregoing, notice given in a form required or permitted by statute shall (as to the portion of the Mortgaged Properties to which such statute is applicable) constitute proper notice.

Section 4.11 Invalidity of Certain Provisions. A determination that any provision of this Mortgage is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Mortgage to any Person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other Persons or circumstances.

Section 4.12 Gender; Titles; Construction. All references in this Mortgage to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Mortgage unless expressly provided otherwise. Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words “this Mortgage”, “this instrument”, “herein”, “hereof”, “hereunder” and words of similar import refer to this Mortgage as a whole and not to any particular subdivision unless expressly so limited. Unless the context otherwise requires: “including” and its grammatical variations mean “including without limitation”; “or” is not exclusive; words in the singular form shall be construed to include the plural and vice versa; words in any gender include all other genders; references herein to any instrument or agreement refer to such instrument or agreement as it may be from time to time amended or supplemented; and references herein to any Person include such Person’s successors and assigns. All references in this Mortgage to Exhibits and Annexes refer to Exhibits and Annexes to this Mortgage unless expressly provided otherwise, and all such Exhibits and Annexes are hereby incorporated herein by reference and made a part hereof for all purposes. This Mortgage has been drafted with the joint participation of Mortgagor and Mortgagee and shall be construed neither against nor in favor of either such party but rather in accordance with the fair meaning hereof.

Section 4.13 Recording. Mortgagor will cause this Mortgage and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and refiled in such manner and in such places as Mortgagee shall reasonably request and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

Section 4.14 Certain Obligations of Mortgagor. Without limiting Mortgagor’s obligations hereunder, Mortgagor’s liability hereunder and the obligations secured hereby shall extend to and include all post petition interest, expenses and other duties and liabilities with respect to Mortgagor’s obligations hereunder which would be owed but for the fact that the same may be unenforceable due to the existence of a bankruptcy, reorganization or similar proceeding.

Section 4.15 Authority of Mortgagee. All Persons shall be entitled to rely on the releases, waivers, consents, approvals, notifications and other acts of Mortgagee without the joinder of any party other than Mortgagee in such releases, waivers, consents, approvals, notifications or other acts.

Section 4.16 Counterparts. This Mortgage may be executed in several counterparts, all of which are identical, except that, to facilitate recordation, certain counterparts hereof may include only that portion of Exhibit A and the applicable Exhibit A to the Conveyances which contains descriptions of the properties located in (or otherwise subject to the recording or filing requirements or protections of the recording or filing acts or regulations of) the recording jurisdiction in which the particular counterpart is to be recorded, and other portions of Exhibit A and the applicable Exhibit A to the Conveyances shall be included in such counterparts by reference only. All of the counterparts hereof together shall constitute one and the same instrument. An executed counterpart of this Mortgage containing the full text of Exhibit A and Annexes A-1, A-2 and A-3 (although omitting the exhibits and schedules to such Annexes) is recorded in the real property records of Alfalfa County, Oklahoma.

Section 4.17 Successors and Assigns. The terms, provisions, covenants, representations, indemnifications and conditions hereof shall be binding upon Mortgagor, and the successors and assigns of Mortgagor, and shall inure to the benefit of Mortgagee and its respective successors and assigns, and shall constitute covenants running with the Mortgaged Properties. All references in this Mortgage to Mortgagor or Mortgagee shall be deemed to include all such successors and assigns.

Section 4.18 FINAL AGREEMENT OF THE PARTIES. THE WRITTEN TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 4.19 CHOICE OF LAW. WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT MAY CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION, THIS MORTGAGE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF OKLAHOMA.

Section 4.20 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS MORTGAGE; AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS MORTGAGE; THAT IT HAS IN FACT READ THIS MORTGAGE AND IS FULLY INFORMED AND HAS FULL NOTICE

AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS MORTGAGE; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS MORTGAGE; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS MORTGAGE; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS MORTGAGE RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS MORTGAGE ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 4.21 Release of Trustee. It is expressly understood and agreed by the parties hereto that (a) this Mortgage is executed and delivered for SandRidge Mississipian Trust I, as Mortgagee hereunder, by The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) not individually or personally, but solely as Trustee on behalf of SandRidge Mississipian Trust I in the exercise of the powers and authority conferred and vested in it and (b) under no circumstances shall the Trustee be liable for any liability of the Trust or for any action taken or not taken by the Trust or Trustee under or in connection with this Mortgage. Mortgagor hereby unconditionally and irrevocably releases the Trustee from any and all claims of Mortgagor, whether now existing or arising in the future, arising out of, based upon, or otherwise related to, any action taken or not taken by the Trust or Trustee under or in connection with this Mortgage.

IN WITNESS WHEREOF, this Mortgage is executed by Mortgagor on the date set forth in the acknowledgement below, to be effective immediately after the granting of the Conveyances and the Assignment and simultaneously with the execution and delivery of the Development Agreement.

SANDRIDGE EXPLORATION AND PRODUCTION, LLC

By:	/s/ James D. Bennett
	Name:	James D. Bennett
	Title:	Executive Vice President and Chief Financial Officer

The address of Mortgagor is:

SandRidge Exploration and Production, LLC

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102-6406

Attention: Philip T. Warman

Facsimile No.: (405) 429-5983

With a copy to:

McAfee & Taft A Professional Corporation

10th Floor, Two Leadership Square

211 N. Robinson

Oklahoma City, OK 73102

Attention: C. David Stinson, Esq.

Facsimile No.: (405) 235-0439

SIGNATURE PAGE TO MORTGAGE

SANDRIDGE MISSISSIPPIAN TRUST I

By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/s/ Michael J. Ulrich
	Name:	Michael J. Ulrich
	Title:	Vice-President

I do hereby certify that the address of Mortgagee is:

The Bank of New York Mellon Trust Company, N.A.

919 Congress Avenue, Suite 500

Austin, Texas 78701

Attn: Michael J. Ulrich

SIGNATURE PAGE TO MORTGAGE

STATE OF OKLAHOMA	§
§
COUNTY OF OKLAHOMA	§

This instrument was acknowledged before me on April 1, 2011, by James D. Bennett as Executive Vice President and Chief Financial Officer of SandRidge Exploration and Production, LLC, a Delaware limited liability company, on behalf of said limited liability company.

WITNESS my hand and official seal this 1st day of April, 2011.

Janis L. Roberts
NOTARY PUBLIC,
State of Oklahoma
Janis L. Roberts
(printed name)

My commission expires:

May 22, 2012

[SEAL]

STATE OF TEXAS	§
§
COUNTY OF TRAVIS	§

This instrument was acknowledged before me on April 5, 2011, by Michael J. Ulrich as Vice-President of The Bank of New York Mellon Trust Company, N.A., a national banking association organized under the laws of the United States of America, the Trustee of SandRidge Mississippian Trust I, a Delaware statutory trust, on behalf of said national banking association and trust.

WITNESS my hand and official seal this 5th day of April, 2011.

Sarah Newell
NOTARY PUBLIC,
State of Texas
Sarah Newell
(printed name)

My commission expires:

02-16-2014

[SEAL]

ANNEX A-1

COPY OF TERM ROYALTY CONVEYANCE (PUD)

ANNEX A-2

COPY OF ASSIGNMENT

ANNEX A-3

COPY OF PERPETUAL ROYALTY CONVEYANCE (PUD)

EXHIBIT A

MORTGAGED PROPERTIES